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                                    EXHIBIT I

                          Mail to: Secretary of State      For office use only
                             Corporations Section
                           1560 Broadway, Suite 200
                              Denver, CO   82020           951057619 M $50.00
                                (303) 894-2251             SECRETARY OF STATE
MUST BE TYPED               Fax (303) 894-2242              05-01-95    11:56
FILING FEE: $50.00
MUST SUBMIT TWO COPIES

Please Include a typed
self-addressed envelope          ARTICLES OF INCORPORATION

Name         Prime Rate Income & Dividend Enterprises, Inc.
    -------------------------------------------------------------------
Principal
Street Address   12835 E. Arapahoe Road, Tower II, #110, Englewood, CO
80112
               --------------------------------------------------------------
Cumulative voting shares of stock authorized     Yes            No   X
                                                -------    -------
If duration is less than perpetual enter number of years
                                                        --------
Preemptive rights are granted to shareholders.      Yes            No   X
                                                    -------   -------
Stock information: (If additional space is needed, continue on a separate sheet of paper.)
Stock Class       Common    Authorized Shares   10,000,000  Par Value $1.00
           ----------------                     ------------          ------
Stock Class     Preferred   Authorized Shares    1,000,000  Par Value $10.00
           ----------------                     ------------          ------
The name of the initial registered agent and the address of the registered of fice is: (Corporations use last name space)

Last Name      Schumacher         First & Middle Name       Michael Lee
         ----------------------                       ----------------------
Street Address  12835 E. Arapahoe Road, Tower II, #110, Englewood, CO 80112
               ------------------------------------------------------------
Signature of Registered Agent            /s/ Michael L. Schumacher
                              ----------------------------------------------
These articles are to have a delayed effective date of:
                                                       ----------------------
Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.)
NAME                                          ADDRESS
Michael L. Schumacher            12835 E. Arapahoe Road, T-II, #110
---------------------            ----------------------------------
                                        Englewood, CO 80112
                                 ----------------------------------
Incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature /s/ Michael L. Schumacher           Signature
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